Exhibit 99.1
10x Genomics Reports Third Quarter 2025 Financial Results
PLEASANTON, Calif. November 6, 2025 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today reported financial results for the third quarter ended September 30, 2025.
Recent Updates
•Revenue was $149.0 million for the third quarter, compared to $172.9 million in the second quarter, which included $27.3 million related to one-time license and royalty revenue. Third quarter revenue represents a 2% increase sequentially, excluding the second quarter one-time license and royalty revenue.
•Started shipping the next-generation of Chromium Flex, delivering cost-effective, highly-scalable, plate-based single cell analysis and empowering researchers to explore a broad range of studies.
•Launched Xenium Protein, the first fully-integrated spatial multiomic workflow enabling simultaneous RNA and protein detection on the same tissue section in a single automated run.
•Ended the third quarter with cash and cash equivalents and marketable securities of $482.1 million, representing a $35 million increase over the prior quarter.

“Our team delivered a solid third quarter, and we continue to see notable enthusiasm for our single cell and spatial products,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “Our strong balance sheet and disciplined execution give us confidence to navigate the current environment, while our technology leadership and innovation position us to win and drive long-term growth.”

Third Quarter 2025 Financial Results
Revenue was $149.0 million for the third quarter of 2025, a 2% decrease from the corresponding period of 2024, primarily driven by a decrease in instrument revenue.

Gross margin was 67% for the third quarter of 2025, as compared to 70% for the corresponding prior year period. The decrease in gross margin was primarily due to changes in product mix and higher inventory write-downs, partially offset by lower royalties and lower warranty costs.
Operating expenses were $132.5 million for the third quarter of 2025, a 10% decrease from $147.9 million for the corresponding prior year period. The decrease was primarily driven by lower personnel expenses and outside legal expenses.
Operating loss was $32.2 million for the third quarter of 2025, as compared to operating loss of $41.5 million for the corresponding prior year period.
Net loss was $27.5 million for the third quarter of 2025, as compared to a net loss of $35.8 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $482.1 million as of September 30, 2025.
Fourth Quarter 2025 Revenue Guidance
10x Genomics expects fourth quarter 2025 revenue to be in the range of $154 million to $158 million, representing a 6% decline from the corresponding prior year period and 5% growth sequentially at the midpoint.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the third quarter 2025 financial results, business developments and outlook after market close on Thursday, November 6, 2025 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to accelerate the mastery of biology and advance human health. Our integrated research solutions include instruments, consumables and software for single cell and spatial biology, which help academic and translational researchers and biopharmaceutical companies understand biological systems at a resolution and scale that matches the complexity of biology. Our products are behind breakthroughs in oncology, immunology, neuroscience and more, fueling powerful discoveries that are transforming the world’s understanding of health and disease. To learn more, visit 10xgenomics.com or connect with us on LinkedIn, X, Facebook, Bluesky or YouTube.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. All statements included in this press release, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "see," "estimate," "predict," "potential," "would," "likely," "seek" or "continue" or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.'s products and services, opportunities and 10x Genomics, Inc.’s financial performance and results of operations, including expectations regarding revenue and guidance. These statements are based on management's current expectations, forecasts, beliefs, assumptions and information currently available to management. Actual outcomes and results could differ materially from these statements due to a number of factors and such statements should not be relied upon as representing 10x Genomics, Inc.'s views as of any date subsequent to the date of this press release. 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in 10x Genomics’ expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. The material risks and uncertainties that could affect 10x Genomics, Inc.'s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recently-filed 10-K for the fiscal year ended December 31, 2024, filed on February 13, 2025, and the company’s quarterly reports on Form 10-Q for the quarter ended March 31, 2025, filed on May 9, 2025, and for the quarter ended September 30, 2025, to be filed with the Securities and Exchange Commission (SEC), and elsewhere in the documents 10x Genomics, Inc. files with the SEC from time to time.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Products and services revenue (1)	$148,019	$151,559	$430,999	$445,554
License and royalty revenue (1)	983	95	45,794	210
Revenue	149,002	151,654	476,793	445,764
Cost of products and services revenue (2)	48,695	45,261	145,957	142,237
Gross profit	100,307	106,393	330,836	303,527
Operating expenses:
Research and development (2)	57,194	66,174	182,663	197,730
Selling, general and administrative (2)	75,355	81,704	239,517	250,517
Gain on settlement	—	—	(49,900)	—
Total operating expenses	132,549	147,878	372,280	448,247
Loss from operations	(32,242)	(41,485)	(41,444)	(144,720)
Other income (expense):
Interest income	5,199	4,971	13,156	14,422
Interest expense	3	(2)	—	(4)
Other income (expense), net	(1,165)	2,078	3,574	982
Total other income	4,037	7,047	16,730	15,400
Loss before provision for income taxes	(28,205)	(34,438)	(24,714)	(129,320)
(Benefit from) provision for income taxes	(733)	1,315	2,578	4,279
Net loss	$(27,472)	$(35,753)	$(27,292)	$(133,599)

Net loss per share, basic and diluted	$(0.22)	$(0.30)	$(0.22)	$(1.11)
Weighted-average shares used to compute net loss per share, basic and diluted	125,502,291	120,733,030	123,965,205	120,067,168

(1)The following table represents revenue by source for the periods indicated (in thousands). Spatial products includes the Company’s Visium and Xenium products:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Instruments
Chromium	$4,927	$7,641	$16,567	$24,283
Spatial	$7,072	11,415	$24,744	44,078
Total instruments revenue	11,999	19,056	41,311	68,361
Consumables
Chromium	92,519	96,536	262,416	274,571
Spatial	35,373	29,668	103,017	85,330
Total consumables revenue	127,892	126,204	365,433	359,901
Services	8,128	6,299	24,255	17,292
Products and services revenue	148,019	151,559	$430,999	$445,554
License and royalty revenue	983	95	$45,794	$210
Total revenue	$149,002	$151,654	$476,793	$445,764
The following table presents revenue by geography based on the location of the customer for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Americas
United States*	$77,246	$84,723	$267,555	$250,032
Americas (excluding United States)	2,625	3,099	$9,044	10,511
Total Americas	79,871	87,822	276,599	260,543
Europe, Middle East and Africa	41,624	37,851	108,253	109,934
Asia-Pacific
China	15,189	15,030	55,242	42,692
Asia-Pacific (excluding China)	12,318	10,951	36,699	32,595
Total Asia-Pacific	27,507	25,981	91,941	75,287
Total revenue	$149,002	$151,654	$476,793	$445,764
* Includes license and royalty revenue.
(2)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Cost of revenue	$2,011	$2,169	$6,481	$6,127
Research and development	11,318	15,978	38,037	50,728
Selling, general and administrative	11,935	15,763	39,067	51,354
Total stock-based compensation expense	$25,264	$33,910	$83,585	$108,209

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$432,508	$344,067
Marketable securities	49,576	49,335
Accounts receivable, net	43,779	87,862
Other receivables	52,813	606
Inventory	61,956	83,107
Prepaid expenses and other current assets	19,195	19,410
Total current assets	659,827	584,387
Property and equipment, net	232,534	252,648
Restricted cash	201	—
Operating lease right-of-use assets	63,650	57,290
Goodwill	4,511	4,511
Intangible assets, net	64,759	15,671
Other noncurrent assets	1,879	4,129
Total assets	$1,027,361	$918,636
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,069	$12,909
Accrued compensation and related benefits	37,084	33,615
Accrued expenses and other current liabilities	35,766	41,165
Deferred revenue	22,139	20,658
Operating lease liabilities	10,543	9,286
Contingent consideration, current	23,723	—
Total current liabilities	147,324	117,633
Contingent consideration, noncurrent	1,210	—
Operating lease liabilities, noncurrent	76,442	73,327
Deferred revenue, noncurrent	10,871	12,513
Other noncurrent liabilities	6,394	5,029
Total liabilities	242,241	208,502
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	2,279,319	2,177,672
Accumulated deficit	(1,494,339)	(1,467,047)
Accumulated other comprehensive income (loss)	138	(493)
Total stockholders’ equity	785,120	710,134
Total liabilities and stockholders’ equity	$1,027,361	$918,636